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                                                                    EXHIBIT 10.2

                              RETIREMENT AGREEMENT


         AGREEMENT, dated November 28, 2000, between OMNOVA Solutions Inc. ("OMNOVA"), an Ohio corporation whose headquarter offices are located at 175 Ghent Road, Fairlawn, Ohio 44333-3300, and JOHN B. YASINSKY, an individual residing at 1984 Stockbridge Road, Akron, Ohio 44313.

         You have notified OMNOVA that you have decided to retire and terminate your status as an employee of OMNOVA as of November 30, 2000, and thereafter, you will be willing to continue to perform certain services on behalf of OMNOVA in the capacities and during the periods specified below. Accordingly, the purpose of this Agreement is to record the terms and conditions applicable to
(a) the transition of your employment and relationships with OMNOVA and (b) your performance of services as Chairman of the Board of Directors and a non-employee Director of OMNOVA.

1.       STATUS AND SERVICES AS AN EMPLOYEE

         From the date hereof and until November 30, 2000, you will continue to serve as Chairman of the Board of Directors ("Chairman"), Chief Executive Officer ("CEO") and a Director of OMNOVA and, in such capacities, will continue to perform all duties that you heretofore have performed in these capacities. Effective as of December 1, 2000, you will resign as the CEO of OMNOVA and you will retire from your employment and cease to be an employee of OMNOVA. Effective as of February 4, 2001, you will resign as Chairman and as a Director of OMNOVA.

2.       STATUS AND SERVICES AS CHAIRMAN AND NON-EMPLOYEE DIRECTOR

         During the period commencing on December 1, 2000 and ending on February 4, 2001, you will serve as Chairman and as a Director of OMNOVA but you will not be an employee of OMNOVA. During such period, you will perform the duties which the Chairman customarily has performed, including consultation with the Directors, the CEO and President and other executive officers of OMNOVA about matters related to corporate governance and the conduct of OMNOVA's business.



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John B. Yasinsky
Retirement Agreement
November 28, 2000
Page 2 of 6

3.       COMPENSATION

         (a) Until you retire on December 1, 2000, OMNOVA will continue to pay to you the annual salary which the Directors last established for your position. Additionally, you will be eligible for consideration for payment of a year-end incentive amount in February 2001 in respect of fiscal year 2000 in accordance with OMNOVA's established policy and practices.

         (b) On February 1, 2001, OMNOVA will pay you $600,000 in accordance with the February 1, 1999 Key Employee Retention Letter Agreement between you and GenCorp Inc. (which Agreement was assumed by OMNOVA in connection with the October 1, 1999 spinoff of OMNOVA from GenCorp Inc.), notwithstanding your voluntary termination of employment with OMNOVA prior to February 1, 2001.

         (c) Commencing on December 1, 2000 and ending on February 4, 2001, OMNOVA will pay you its standard nonemployee director fees and reimburse you for reasonable business expenses in connection with attendance at meetings In accordance with the Company's normal compensation and reimbursement policies for nonemployee directors.

         (d) Commencing on December 1, 2000 and ending on February 4, 2001, OMNOVA will provide you with a Special Pay Arrangement as compensation for your service as Chairman in the amount of $12,500 per month, prorated for any portion thereof.

         (e) Commencing on December 1, 2000 and ending on February 4, 2001, OMNOVA will pay or reimburse to you any reasonable business expenses (including, but not limited to, travel, lodging and meals) which you incur in performing your duties as Chairman. OMNOVA will pay or reimburse you for such expenses in accordance with the Company's normal reimbursement policies for nonemployee directors.

         (f) You will pay all taxes, if any, which are assessed in connection with any payment which OMNOVA makes to you, directly or indirectly, for or in connection with any services that you perform after your retirement.



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John B. Yasinsky
Retirement Agreement
November 28, 2000
Page 3 of 6

4.       PENSION AND OTHER BENEFITS

         (a) PENSION. Upon your retirement, your pension benefits will be payable as provided and in the amounts specified below:

                  (i) Commencing on December 1, 2000, you will be eligible to receive your pension benefit under the Pension Plan for Salaried Employees of OMNOVA Solutions Inc. ("Pension Plan") and OMNOVA will arrange for payment of your pension benefit under the Pension Plan in accordance with your election.

                  (ii) Commencing on December 1, 2000, you will be eligible to receive a pension benefit under the OMNOVA Solutions Inc. Benefits Restoration Plan ("BRP") in the annual amount of $101,166.

                  (iii) Your supplemental pension determined in accordance with Paragraph 8 of the October 15, 1993 employment agreement between you and GenCorp Inc. (which agreement was assumed by OMNOVA in connection with the October 1, 1999 spinoff of OMNOVA from GenCorp Inc.) ("Employment Agreement") shall be determined as if your employment with OMNOVA continued until your 62nd birthday. Commencing on December 1, 2000, you will be eligible to receive a supplemental pension benefit under the Employment Agreement in the annual amount of $587,165.

                  (iv) In accordance with your election filed with the company on May 12, 1999, OMNOVA will pay to you as soon as practicable after your retirement the amount of $7,976,173, less applicable taxes, as a lump sum payment of the full value of, and in full satisfaction of, (A) your pension under the BRP, and
                           (B) your supplemental pension under your Employment Agreement as modified in the foregoing subparagraph
                           (iii), calculated in accordance with the terms of the BRP and the Employment Agreement.

         (b) POST-RETIREMENT MEDICAL BENEFITS. You have not completed sufficient employment service with OMNOVA to be eligible for participation in the OMNOVA Retiree Medical Plan. Commencing December 1, 2000, you are eligible to participate in OMNOVA `s Non-Employee Directors Health Care Plan, which allows for continued participation by you and your spouse even after you have retired from the Board of Directors. You have received information about the coverage provided by this plan. OMNOVA will pay or reimburse you for the periodic premiums for participation in this plan, up to an annual amount of $6,000 until you attain age 65, and up to an annual amount of $2,700 thereafter.



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John B. Yasinsky
Retirement Agreement
November 28, 2000
Page 4 of 6

         (c) Nothing herein will be deemed to limit or otherwise affect any right that you may have after your retirement under any employee benefit plan of OMNOVA not addressed in this Paragraph 4.

5.       STOCK OPTIONS

         All OMNOVA stock options that you hold as of November 30, 2000, will be exercisable in accordance with their terms and conditions for the remainder of their respective 10-year terms. In addition, to the extent eligible under the applicable plan and, subject to applicable law, your exercisable options will be included in any repricing, conversion, reissue, exchange or buyback action undertaken for all outstanding options, and the relevant portion of your exercisable options will be included in any repricing, conversion, reissue, exchange or buyback action undertaken for all outstanding options of a particular annual grant.

6.       COUNTRY CLUB MEMBERSHIP

         Commencing December 1, 2000 and for the period while you serve as Chairman, OMNOVA will pay or reimburse you for membership fees and dues at Portage Country Club for your business and personal use.

7.       FINANCIAL PLANNING

         OMNOVA will pay or reimburse to you in accordance with its current policy and practices a portion of the fees charged by AYCO for personal financial consulting services rendered to you in respect of calendar years 2001, 2002 and 2003 to the extent that such fees invoiced to OMNOVA do not exceed $17,000 per year.

8.       ANNUAL PHYSICAL

         Commencing December 1, 2000 and through 2004, OMNOVA will continue to provide you with the opportunity to receive a physical examination at the Greenbrier Clinic or any other qualified medical center that you may select. The frequency and extent of any such examination will be pursuant and subject to the provisions of OMNOVA's Executive Physical Directive.

9.       CONFIDENTIAL INFORMATION

         You will hold in confidence and will not disclose to any third person or use for your personal benefit any confidential information or trade secret which OMNOVA has disclosed to you. As used herein, "confidential information" and "trade secrets" mean any and all information of OMNOVA and/or any of its subsidiaries, which is not generally available to third persons and relates to the products, customers, pricing, terms of sale, manufacturing processes,


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John B. Yasinsky
Retirement Agreement
November 28, 2000
Page 5 of 6

         research and development or any other aspect of the business of OMNOVA and/or any of its subsidiaries.

10.      NONCOMPETITION

         For a period of 3 years following the termination of your employment with OMNOVA, you will not perform, directly or indirectly, any consulting or other services for or on behalf of any company or person in respect of any business operations which are in competition with OMNOVA's businesses, provided that, with the consent of the Company (which consent shall not be unreasonably withheld), you may provide consulting or other services in respect of noncompetitive business operations of a person or entity that also has competitive business operations, so long as such competitive business operations are not a substantial part of its overall operations.

11.      STATUS AND AUTHORITY

         After your retirement, you will perform all services as an independent contractor and not as an employee of OMNOVA. After your retirement and while you serve as Chairman and/or a Director of OMNOVA, you will have the normal responsibilities inherent in those roles to act as OMNOVA's agent and legal representative.

12.      ASSIGNMENT

         This Agreement will be deemed to require you to perform personal services. Accordingly, you may not assign any right, delegate any duty, or otherwise transfer any interest hereunder, whether by operation of law or otherwise, without OMNOVA's prior written consent.

13.      AGREEMENT

         (a) This Agreement amends and supplements the Employment Agreement dated October 15, 1993 between you and GenCorp Inc., and assumed by OMNOVA in connection with the October 1, 1999 spinoff of OMNOVA from GenCorp Inc.

         (b) This Agreement constitutes the entire understanding between you and OMNOVA regarding the terms of your retirement from OMNOVA.

         (c) Except as expressly provided in this Agreement, this Agreement may not be changed, amended or terminated, in whole or in part, except by a writing executed by you and by an authorized officer of OMNOVA.

         (d) This Agreement shall in all respects be construed in accordance with the laws of the State of Ohio.




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John B. Yasinsky
Retirement Agreement
November 28, 2000
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         (e)      This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of OMNOVA, including any successor resulting from a change in control.

                                               OMNOVA SOLUTIONS INC.

                                               By:        /s/   Gregory T. Troy
                                                     --------------------------
                                                          Gregory T. Troy
                                                          Senior Vice President,
                                                          Human Resources

                                               Date:      NOVEMBER 28, 2000
                                                     --------------------------



                                                          /s/   John B. Yasinsky
                                                     --------------------------
                                                          JOHN B. YASINSKY

                                               Date:      NOVEMBER 28, 2000
                                                     --------------------------